UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

LifeHealthCare, Inc.
(Name of registrant as specified in its charter)

Delaware	68-0652656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Wright Street, Suite 220, Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (203) 226-6660

Copies of all communications to:
Richard A. Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, Connecticut  06904
(203) 462-7500

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

PART I

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the following:

o	the availability and adequacy of our cash flow to meet our requirements,

o	economic, competitive, demographic, business and other conditions in our local and regional markets,

o	changes or developments in laws, regulations or taxes in the dental or healthcare industries,

o	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities,

o	competition in the dental supply industry,

o	the failure to obtain or loss of any license or permit,

o	changes in our business and growth strategy, capital improvements or development plans,

o	the availability of additional capital to support capital improvements and development, and

o	other factors discussed under the section entitled "Risk Factors" or elsewhere in this registration statement.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

ITEM I: BUSINESS

A. General

LifeHealthCare, Inc. is a Delaware company (hereinafter the “Company” or “LifeHealthCare”) that was recently acquired and then divested from Market & Research Corp. (formerly known as Cable & Co Worldwide, Inc., a Delaware corporation), in connection with a spin-off by Market & Research Corp. that will be effective upon the registration of the shares under the Securities Exchange Act of 1934. The Company is a startup company that focuses on providing products in the dental and healthcare marketplaces and is currently seeking financing to market its products and to develop additional healthcare products. The Company’s executive office is located at 10 Wright Street, Suite 220, Westport, Connecticut 06880, and it’s telephone number is (203) 226-6660.

B. Summary of Business

LifeHealth specializes in the development and commercialization of proprietary, non-prescriptive dental care products. Incorporated on August 29, 2002, LifeHealth will be spun off from Market & Research Corp. as a separate public entity that intends to be listed on the Bulletin Board and will apply to use the symbol “LHCI”.

C. Products

(1) Personal Dental Care Lozenge

LifeHealthCare’s Personal Dental Care Lozenge offers users the benefit of triple action-whitening the teeth, cleansing the breath and most importantly removing damaging plaque and tartar. It kills germs and removes tea/coffee/tobacco stains as well. The benefit that sets the lozenge apart from any other product currently available on the market today is its ease of use. The lozenge’s active ingredients were formulated to breakdown plaque and tartar. A protein denaturant removes the salivary proteins out of the tartar, a sequestrate removes the calcium, while a surfactant keeps all of the bits and pieces suspended in saliva in order that they can be carried away from the teeth and oral cavity through swallowing. The lozenge’s active ingredients are able to kill most active bacteria and as a result continually remove the traces of tartar buildup.

The personal dental care lozenge is composed entirely of all-natural ingredients and is entirely sugar free, fat free and is kosher (Parve). It is certain to dramatically increase personal attention to dental care. The personal dental care lozenge is intended as a supplement to a daily regimen of dental care together with brushing, flossing, and regular visits to a dentist. It does not replace daily dental care and professional dental care.

The personal dental care lozenge will be marketed in Europe as an oral dentifrice product, with a projected launch date of winter 2008. The Company is also considering the launch of a similar product in the United States, to be sold as a candy product during the latter part of 2008.

A patent application covering the properties of the personal dental care lozenge has been filed with the United States Patent and Trade Office, # 11,084,468. International patent applications are expected to be filed shortly.

LifeHealth has engaged the services of the Simon Corporation division of Quigley Corporation, a publicly traded company (NASDAQ: QGLY) for the purpose of producing the lozenge. The lozenge will be manufactured in the US.

Because of its all natural ingredients, the lozenge does not require FDA approval for sale within the United States. Nonetheless, the Company intends to conduct testing of the safety and efficacy of the lozenge, under the auspices of the New York University School of Dentistry. Additionally, the lozenge will be tested at a private University and Clinic located in Montreal, Canada. It is expected that the positive results from these tests will give additional credibility to the product.

The Company is currently evaluating several names for the lozenge, in order to establish a brand name identity.

(2) Emergency Dental Care Kit

LifeHealthCare has created an Emergency Dental Care Kit that is able to temporarily treat a variety of common dental problems, offering remedy for up to 72 hours, until such time that the problem may be treated by a dentist. Each kit will come complete with a dental tweezers, amalgam, oil of clove, a mixing dish, and filing for breaks and cracks, along with detailed instructions.

The kit was designed to temporarily treat the most commonly occurring dental emergencies, including:
(a) Pain related to a lost filling, fractured tooth, throbbing nerve, or persistent toothache;
(b) Sores pertaining to dentures or gums, lacerations and minor burns; and
(c) Cracked or lost crown or bridge.

The kit is intended for use in emergencies only and is not intended to replace regular professional dental visits~~,~~ or emergency dental care.

The Company believes that it will gain a significant marketplace for this product, which is expected to be debuted in Europe during 2008. The kit, which is assembled in the U.S., has successfully passed a rigorous European regulatory process and as a result, was granted a CE designation and is approved for sale in Italy. The Company is currently in the final stages of completing a distribution agreement for the sale of these kits throughout Italy.

(3) Ultrasonic Denture Cleanser

Oral hygiene, particularly the importance of proper cleaning technique for users of dentures and related appliances, represents a serious problem. The proper cleaning of dentures is a growing dilemma within the dental care community, because of the bacteria that are harbored in these appliances, such bacteria have been associated with a number of potentially serious infections involving not only the mouth, throat and nasal passages, but potentially causing other systemic problems as well.

LifeHealth has acquired the exclusive worldwide rights to a proprietary Ultrasonic Denture Cleaning System. The Ultrasonic Denture Cleaning System uses a patented all natural, non-toxic cleaning medium that is totally edible and digestible and is FDA approved for human consumption. The device itself utilizes a commercially available low power mini ultrasonic appliance with cleaning tank of about 200cc capacity, or approximately one cup of liquid. The system has been introduced in professional form for use by the dental industry in the U.S. and abroad, together with nine (9) private label versions of the product. However, LifeHealth has acquired the exclusive worldwide rights to market this product within the consumer market.

The purpose of the Ultrasonic Denture and Mouth Guard Cleaning system is to overcome the drawbacks of current competitive cleaning technologies, and provide a method and apparatus for readily and safely cleaning the dentures in the home. The size of the device is no bigger than average water pick appliance.

The Ultrasonic Denture and Mouth Guard Cleaning System accomplishes the goal of safely cleaning stains, tartar, plaque, and daily food debris from the surface of the denture without the use of toxic ingredients or need for additional cleaning. Furthermore, in the case of new restorations, the Ultrasonic Denture and Mouth Guard Cleaning system will keep them looking virtually new. Laboratory tests have proven that even old, corroded and heavily damaged dentures can be safely cleaned without additional damage.

Dentures are initially cleaned for about approximately one hour in the ultrasonic appliance. Following the initial cleaning, a daily cleansing of approximately five (5) minutes is sufficient to maintain the dentures, or any other removable dental appliance clean and odor free. The entire process is totally automatic, and the dentures are ready for insertion directly into the wearer’s mouth without additional brushing or rinsing.

The cleansing medium will be manufactured in the United States, while the manufacture and assembly of the cleaning device will be produced in Taiwan. The cleaning medium can be produced in the form of a safe, non-corrosive concentrate, or tablet.

Marketing of this device is targeted for the United States and Europe and is scheduled to be introduced in late 2009. The Company believes that the unit will be competitively priced for sale in the retail market.

The Ultrasonic Denture and Mouth Guard Cleaning System is covered under Patent # 5980641, issued November 9, 1999, and pending European counterpart EP0988363A1. Patent # 5421353 may provide additional protection as well. The invention relates to the method and apparatus for ultrasonically cleaning dentures, safely and totally dissolving calcium deposits (calculus and tartar), stains and daily food deposits that are responsible for bacteria accumulation and the cause of bad breath and denture odor.

(4) Ultrasonic Mouth Guard Cleanser

The same cleansing solution and ultrasonic device used for dentures also has proven to be highly effective at cleaning retainers and athletic mouth guards. The majority of the users of retainers and mouth guards are teenagers and young adults. This demographic holds a negative opinion of denture products and is unlikely to purchase a product that is also used for dentures. Therefore, the ultrasonic cleanser will be redesigned and repackaged to appeal to this younger market segment.

It is likely that a premium can be charged for this product, as one target buyer will be parents who want to ensure that their child's teeth and gums stay clean and healthy. The consumers are also gadget conscious and may see the device as intrinsically appealing.

The Company’s products will be distributed through independent local distributors located in Europe, Russia, and China. The Company has not entered into any distribution contracts at this time.

The raw materials needed for LifeHealthCare’s Personal Dental Care Lozenge will be supplied by the Simon Corporation division of the Quigley Corporation. The components of the Emergency Dental Care Kit are: (i) eugenol (tooth ache drops) that are produced in Cadco County, California; (ii) denture repair liquid and powder (methyl methacrylate) produced by Lang Manufacturing of Illinois; (iii) temporary cement (zinc oxide), produced by Zone Cadco of California; (iv) cotton rolls, produced by Richmond Cotton USA; (v) dental wax (paraffin), produced by Hygienic Corp USA; (vi) temporary filling (made of zinc oxide and eugenol) and produced by Majestic Drug NY; (vii) gauze produced in Medline Illinois; (viii) toothpicks, purchased domestically; (ix) tweezer plastic, produced in China; (x) mixing stick, made in China; and (xi) the instruction manual, printed in the USA. The Company will be able to obtain the materials necessary to produce its other products from various domestic and international sources.

Regulatory Requirements

The Company’s dental care products do not require approval from the United States Food and Drug Administration (“FDA”) or related regulatory agencies in Europe prior to commercialization. The sale of both over the counter and regulated prescriptive and similar medical products and devices in member countries comprising the European Union requires that they are subjected to a rigorous process prior to their approval for marketing. In Italy, products are subjected to both a stringent legal and technical review, as well as a risk analysis, safety on a component -by- component basis and biocompatibility, which is performed by a sanctioned laboratory. The review process is managed by four (semi-private) companies which the government has designated to oversee and control overall the approval process. All products, without exception, are required to undergo this rigorous process and if approved receive a “CE” label, which permits their sale in any EU member nation. The Company has retained the services of a consultant, who has assisted the Company in successfully gaining approval to market its Emergency Dental Care Kit, which represents the only product that can presently be sold in Italy. LifeHealth has filed an application for CE designation of its personal dental care lozenge. Similarly, the Company’s other products will be required to receive a CE designation, as well, prior to their market launch in Europe.

LifeHealthCare has developed and acquired proprietary technologies, including patents, which have resulted in four unique dental care products: (i) a Personal Dental Care Lozenge (patent-pending) that whitens teeth, removes plaque and tartar, freshens breath and kills germs; (ii) an Emergency Dental Care Kit; (iii) an Ultrasonic Denture Cleanser; and (iv) an Ultrasonic Mouth Guard Cleanser. Research is currently being conducted in each target market to determine appropriate brand names for the products.

Henryk Jakubowski, a member of the Board of Directors and a consultant to LifeHealthCare, has devoted a substantial part of the past two (2) years to conducting research and development of and for the Company’s products.

The Company has determined that its business does not affect any environmental laws or regulations.

The Company has no employees.

Reports to Security Holders

As a result of its filing of this Form 10, the Company expects to become subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These obligations include filing an annual report on Form 10-K, with audited financial statements, unaudited quarterly reports on Form 10-Q and the requisite proxy statements with regard to annual shareholder meetings. The public may read and copy any materials the Company files with the Securities and Exchange Commission (the “Commission”) at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0030. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

ITEM 1A: RISK FACTORS

Risk Factors

This registration statement contains forward-looking statements that involve risks and uncertainties. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “plans,” “may,” “will,” “should,” or “anticipation” or the negative thereof or other variations thereon or comparable terminology. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Registration Statement. The following risk factors should be considered carefully in addition to the other information in this Registration Statement, before purchasing any of the Company’s securities.

Our stock price will be volatile.

The market price for our common stock will be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

• failure to meet our product development and commercialization milestones;

• variations in our quarterly operating results from the expectations of securities analysts or investors;

• downward revisions in securities analysts’ estimates or changes in general market conditions;

• announcements of technological innovations or new products or services by us or our competitors;

• announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

• additions or departures of key personnel;

• investor perception of our industry or our prospects;

• insider selling or buying;

• demand for our common stock; and

• general technological or economic trends.

We are a new venture and cannot predict the success of our plans and operations.

LifeHealthCare is a start-up development and has not yet commenced operations. Many of the components of LifeHealthCare have not yet been acquired or constructed. Accordingly, the Company will be subject to the many risks of establishing a new business enterprise, including unanticipated design, construction and operating problems and the risks inherent in implementing the Company’s marketing strategy. No assurance can be given that LifeHealthCare will commence operations as planned or will attract a sufficient number of customers to make its operations profitable.

We depend on relationships with strategic partners, and the terms and enforceability of many of these relationships are not certain.

We intend to enter into relationships with strategic partners for design, product development and distribution of our existing products, and products under development, some of which may not have been documented by a definitive agreement. The terms and conditions of many of these agreements will likely allow for termination by the partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace. The Company cannot guarantee that it will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

We seek to sell and market our products internationally, and are thus subject to potentially more stringent laws and regulations of our products.

The regulations of the European Union and the various countries therein where we intend to sell our products are subject to revisions and amendments that may adversely affect our ability to raise capital and sell our products.

Adverse changes in laws or regulations could negatively impact our financial results and/or limit our ability to expand into new markets.

Our products and services are subject to extensive regulation and supervision under various federal, state and local laws, ordinances and regulations.

A sustained deterioration in the economy could reduce demand for our products and services and result in reduced earnings.

A sustained deterioration in the economy could cause a deterioration in consumer demand for our products. Such reductions could adversely affect revenues and gross profit margins.

We might require additional capital to support business growth, and this capital might not be available.

We may require additional funds to implement our growth strategy or to otherwise respond to business challenges, including funds to develop new products, acquire other businesses, provide working capital or enhance our operating infrastructure. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock, including shares of common stock sold in this offering. Any debt financing incurred by us could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Changes in United States or foreign tax laws could adversely affect our business and future operating results.

We may be affected by various United States and foreign taxes imposed on the purchase and sale of the components and ingredients of our products. These taxes include sales, excise, GST, VAT, and other taxes. Changes in United States and foreign tax laws or our failure to comply with those tax laws could adversely affect our business and operating results.

We may depend on key personnel for the success of our business.

We may depend on the services of our senior management team and other key consultants. The loss of the services of any member of senior management or in the future, a key employee, could have a material adverse effect on our business. We may not be able to locate or employ on acceptable terms qualified replacements for senior management or other key employees if their services were no longer available. In addition, we rely on the abilities of our board of directors, many of whom managed other businesses prior to serving on the Board of the Company.

Our common stock will be thinly traded and this market does not provide shareholders with a meaningful degree of liquidity.

Our common stock will be traded on the Bulletin Board after the consummation of the spin-off. Trading on the Bulletin Board can be sporadic, and as a result, Bulletin Board trading does not provide any meaningful liquidity to investors. While we will continue to seek exchange listing for our shares, our efforts to date have not been successful, and there is no assurance that our current efforts will succeed.

ITEM 2: FINANCIAL INFORMATION

Because the Company has been dormant and has recognized no revenue for the last two fiscal years and the period since that time, disclosure required by this Item is not applicable.

ITEM 3: PROPERTIES

The Company leases office property at 10 Wright Street, Westport, CT 06880 from Surrey Associates, LLC and estimates that its post-spinoff monthly lease payments will be $3,500.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the spin-off, all of the issued and outstanding stock of the Company was owned by Market & Research Corp. Following the spin-off of the Company, no shares of common stock of the Company will be held by Market & Research Corp. The following table sets forth the common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent or more of the Company’s issued common stock, (ii) each director individually and (iii) all officers and directors of the Company as a group, giving effect to the spin-off of the Company by Market & Research Corp. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. No stock options have been issued. The address of each owner who is an officer or director is in care of the Company at 10 Wright Street, Suite 220, Westport, CT 06880.

(i)  Beneficial owners of 5% or more of Company’s issued common stock

Title of Class	Name of Beneficial Owner	Number of Shares	Percent of Class
Common Stock	Martin Licht	5,361,959	37.6%

(ii)  Directors

Title of Class	Name of Beneficial Owner	Number of Shares	Percent of Class
Common Stock	Mark Lazar	333,333	2.3%
Common Stock	Martin Licht	5,361,959	37.6%
Common Stock	Gary Stein	333,333	2.3%
Common Stock	Steven Kessler	333,333	2.3%
Common Stock	Alberto Salvucci	415,850	2.9%
Common Stock	John Grippo	173,334	1.2%

(iii) Officers and Directors

Title of Class	Number of Shares	Percent of Class
Common Stock	6,951,142	48.8%

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

The officers and directors of the Company, their ages and present positions held in the Company are as follows:

Name	Age	Position	Officer and/or Director Since
Mark Lazar	55	Director, President	Inception of Company
Martin C. Licht	66	Chairman of the Board of Directors, Executive Vice President, Secretary	Inception of Company
Gary Stein	58	Director	Inception of Company
Steven Kessler	60	Vice President and Director of Business Development	Inception of Company
Alberto Salvucci	53	Director	Inception of Company
John Grippo	53	Chief Financial Officer	June, 2006
Henryk Jakubowski	60	Vice President and Director of Product Development	Inception of Company

Mark Lazar – President and Director
Mark Lazar is a Director and for the last ten years, he has been the CEO of Lazar Equities, a direct owner and property manager of mixed use, industrial and residential properties in Montreal and New York. Mr. Lazar is also a director of the Company’s former parent, Market & Research Corp.

Martin C. Licht – Chairman of the Board, Executive Vice President, and Secretary.  Mr. Licht is a practicing attorney with more than twenty-five years of diversified legal experience.  From 1979 through 1994, Mr. Licht was affiliated with the law firm of Hertzfeld & Rubin PC, where he directed the firm's real estate law practice. Mr. Licht served as a member if the law firm of Gallet, Dryer & Berkey from 1995 through 1997.  Since 1997, Mr. Licht has been self-employed Mr. Licht is a specialist in mergers and acquisitions, public financings, and real estate matters, having directed approximately two-hundred-and twenty-five real estate transactions, public offerings and private placements Mr. Licht was responsible for raising more than $1 billion in support of these various transactions.  Mr. Licht is a graduate of New York University and received LLB and JD Degrees from Brooklyn Law School in 1967. Mr. Licht is also a director and the Executive Vice President of the Company’s former parent, Market & Research Corp.

Gary Stein – Director
Mr. Stein is a Director and an attorney with more than 30 years business and corporate experience. From 1993 to present Mr. Stein has been self-employed with DB Capital, where he has advised numerous small emerging growth companies, taking senior financial and legal management positions when necessary, the raising of capital, both equity and debt and advising these companies as to mergers and acquisitions in the interest of the company’s shareholders.  Mr. Stein has advised these companies in raising in excess of $80,000,000 in permanent equity financing. From 1995 through 2000 Mr. Stein was CFO and CAO for Pinnacle Technologies, Inc. a leading provider of IT staffing for government and Fortune 500 companies. Mr. Stein is a graduate of Capital University receiving both a B.A. in 1971 and J.D degree in 1974. Mr. Stein is also a director, the President and Secretary of the Company’s former parent, Market & Research Corp.

Steven Kessler – Vice President & Director of Business Development
Mr. Kessler is an independent financial consultant with more than 20 years of experience in the investment industry. He is a co-founder, President and Chief Executive Officer of Advanced Respiratory Technologies, Inc., a privately held medical technology company and is the President of Strategic Resources. Mr. Kessler has provided various financial and investor relations services to emerging public companies. Mr. Kessler also formerly held senior staff positions at Manufacturers Hanover Trust Company and began his career as an accountant at Alexander Grant & Company. Mr. Kessler graduated from Brooklyn College of the City University of New York with a Bachelors of Science Degree in Accounting. Mr. Kessler is also a director of the Company’s former parent, Market & Research Corp.

Alberto Salvucci – Director
Alberto Salvucci is a Director and will be the director of Italian and generally European and Asian marketing and sales. Mr. Salvucci is an Italian resident who was the President and founder of the company’s former parent, Market & Research Corp. Mr. Salvucci also works as a designer and manufacturer of high end retail men’s shoes. Mr. Salvucci is also a director of the Company’s former parent, Market & Research Corp.

John Grippo – Chief Financial Officer
John Grippo, is the president of his own financial management practice, John Grippo, Inc. since 2000. His firm provides services as Chief Financial Officer to small to mid-sized public and private companies, and other related accounting and consulting services.  Mr. Grippo previously held the position of Chief Financial Officer at companies in the  housewares, electric vehicle and financial services industries. He worked for five years as an auditor with Arthur Andersen, LLP, followed by over fourteen years in various accounting positions including Chief Financial Officer in the financial services industry.  Mr. Grippo is a Certified Public Accountant and a member of the New York State Society of Certified Public Accountants. Mr. Grippo is the Chief Financial Officer of the Company’s former parent, Market & Research Corp.

Henryk Jakubowski – Vice President and Director of Product Development
Henryk Jakubowski is a Certified Dental Technician, an accreditation received by only about 5% of all technicians in the United States. Mr. Jakubowski owns and operates a laboratory specializing in the manufacture and repair of oral dentures, custom mouth guards and other dental appliances. Mr. Jakubowski received an M.A. degree from Warsaw University, studied at the Hebrew University in Jerusalem in its Ph.D. program, as well as completion of the School of Mechanical Dentistry program in New York. Mr. Jakubowski is the inventor of the Company’s oral dental care lozenge products, ultrasonic denture and mouth guard cleaner and cleansing medium and the comfort foot rest.

The Company’s directors serve in such capacity until the next annual meeting of the Company’s shareholders and until their successors have been elected and qualified. The Company’s officers serve at the discretion of the Company’s Board of Directors, until their death, or until they resign or have been removed from office.

There are no agreements or understandings for any director or officer to resign at the request of another person and none of the directors or officers is acting on behalf of or will act at the direction of any other person. The activities of each director and officer are material to the operation of the Company. No other person’s activities are material to the operation of the Company.

ITEM 6: EXECUTIVE COMPENSATION

The Company was formed in 2002 and has not paid any compensation to its executive officers or directors since that time.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Market & Research Corp. has agreed to spin-off one share of the Company to each holder of Market & Research Corp. on April 21, 2008 and to each person who acquires shares of Market & Research Corp. after that date but remains the beneficial owner of those shares as of the date of the spin-off.

ITEM 8: LEGAL PROCEEDINGS

The Company is not a party to any litigation and, to its knowledge, no action, suit or proceeding has been threatened against the Company. There are no material proceedings to which any director, officer or affiliate of the Company or security holder is a party adverse to the Company or has a material interest adverse to the Company.

ITEM 9: MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We intend our common stock to be listed on the Over-The-Counter bulletin boards under the symbol “LHCI””. The transfer agent and registrar for the Company will be Continental Stock & Transfer Trust, 17 Battery Place, 8th Floor, New York, New York 10004. Currently, the Company’s stock is not publicly traded.

Holders

A total of not fewer than 14,224,404 shares of the Company’s common stock are currently outstanding and/or were held by Shareholders of record of Market & Research Corp. on April 21, 2008 and are currently held by the shareholders of Market & Research Corp. (without giving effect to the spin-off of the Company).

Dividends

The Company has not paid any dividends since its inception. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying dividends in the foreseeable future.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

None

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, as amended.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share.

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends

Holders of our common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock.

Other Rights

In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further shareholder action, to issue from time to time, preferred stock in one or more series and for such consideration as may be fixed from time to time by our board of directors. Our board also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend and voting rights. Prior to the issuance of each series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. The board of directors may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

• Any breach of their duty of loyalty to us or our shareholders;
• Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
• Any transaction from which the director derived an improper personal benefit.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors and officers for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

  Our audited financial statements dated as of September 30, 2007, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Sobel & Co, LLC, independent registered public accounting firm, as stated in their report, and have been so incorporated in reliance upon the report given on their authority as experts in accounting and auditing. Also incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part are the unaudited financial statements of the Company dated as of March 31, 2008.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company engaged Sobel & Co, LLC as its accountant on June 9, 2008 Previously, there had been no disagreements on accounting and financial disclosures nor any change in accountants from the inception of the Company through the date of this Registration Statement.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

(b) Exhibits

No.	Description of Exhibit

3.1	Articles of Incorporation

3.2	By-laws

11.1	Statement re: Computation of Per Share Earnings - None

12.1	Statement re: Computation of Ratios - None

[remainder of page intentionally left blank]

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LifeHealthCare, Inc.

Date: July 17, 2008	/s/ Mark Lazar
By: Mark Lazar
Title: President

Exhibits

LifeHealthCare, Inc.
(A DEVELOPMENT STAGE CORPORATION)
TABLE OF CONTENTS

PAGE

Report of Registered Independent Public Accounting Firm	2

FINANCIAL STATEMENTS

Balance Sheet	3

Statements of Operations	4

Statements of Shareholders’ (Deficit) Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7 – 14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
LifeHealthCare, Inc.
Westport, CT

We have audited the accompanying balance sheet of LifeHealthCare, Inc. (the “Company”) as of September 30, 2007 and the related statements of operations, shareholders’ (deficit) equity and cash flows for the years ended September 30, 2007 and 2006 and the development stage period from inception to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of LifeHealthCare, Inc. at September 30, 2007 and the results of their operations and their cash flows for the years ended September 30, 2007 and 2006 and the development stage period from inception to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, LifeHealthCare, Inc. has suffered recurring losses due to lack of operations, current liabilities exceed current assets and an accumulated deficit. These matters raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Sobel and Co., LLC
Sobel & Co., LLC
Certified Public Accountants

Livingston, NJ
June 14, 2008

LifeHealthCare, Inc.
(A Development Stage Corporation)
BALANCE SHEET
SEPTEMBER 30, 2007

2007
ASSETS
Current assets:
$-
Total current assets	-

Other assets:
Deposit	2,200
Intellectual property, net of amortization	85,000
Patent related costs	11,730
Total other assets	98,930
Total Assets	$98,930
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$11,506
Due to officer	81,779
Total current liabilities	93,285
Total Liabilities	93,285

Commitments and Contingencies

Shareholders’ Equity:
Preferred Stock, $.001 par value; authorized 1,000,000 shares; no shares issued	—
Common stock, $0.001 par value,50,000,000 shares authorized; 1,000 shares issued and outstanding	1
Additional paid-in capital	1,199,999
Deficit accumulated during development stage	(1,194,355)
Total Shareholders’ Equity	5,644
Total Liabilities and Shareholders’ Deficit	$98,930

See report of independent registered public accounting firm and accompanying notes to financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2007 AND 2006
AND THE DEVELOPMENT STAGE PERIOD (FROM INCEPTION TO SEPTEMBER 30, 2007)

	2007	2006	Development Period (Inception to September 30, 2007)
Revenues	$0	$0	$0
Amortization expense	10,000	5,000	15,000
Impairment loss	1,169,199	-	1,169,199
General & administrative expenses	8,136	42,720	79,356
Total selling, general and administration expenses	1,187,335	47,720	1,263,555
Net loss before income tax	(1,187,335)	(47,720)	(1,263,555)

Provision for income taxes	-	-

Net loss	$(1,187,335)	$(47,720)	$(1,263,555)

Loss Per Share – Basic and Diluted:
	$(1,187.34)	$(47.72)	$(1,263.56)

Weighted Average Common Stock Outstanding:
	1,000	1,000	1,000

See report of independent registered public accounting firm and accompanying notes to financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED SEPTEMBER 30, 2007 AND 2006

					Additional	Development Stage
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, October 1, 2005	-	$-	1,000	$1	$(1)	$(28,500)	$(28,500)
Shares issued for debt relief
Adjustment for the acquisition of LifeHealthCare, Inc. by Market Research Corp.					1,200,000	69,199	1,269,199
Net loss for the year ended September 30, 2006						(47,720)	(47,720)

Balance, September 30, 2006	-	-	1,000	1	1,199,999	(7,021)	1,192,979

Net loss for the year ended September 30, 2007						(1,187,335)	(1,187,335)
	-	$-	1,000	$1	$1,199,999	$(1,194,356)	$5,644

See report of independent registered public accounting firm and accompanying notes to financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2007 AND 2006
AND THE DEVELOPMENT STAGE PERIOD (FROM INCEPTION TO SEPTEMBER 30, 2007)
	2007	2006	Development Period (Inception to September 30, 2007)
Cash Flows from Operating Activities:
Net loss	$(1,187,335)	$(47,720)	$(1,263,555)
Impairment loss - Goodwill	1,169,199	-	1,169,199
Amortization of intellectual property	10,000	5,000	15,000
Changes in assets and liabilities
Increase in accrued liabilities	8,136	3,371	11,507
Net Cash Used in Operating Activities	(5,000)	(42,879)	(67,849)
Cash Flows from Financing Activities:
Proceeds from officer	5,000	45,079	81,779
Net Cash Provided by Financing Activities	5,000	45,079	81,779

Cash flows from investing activities:
Increase in patent related expenditures	(5,000)	-	(11,730)
Payment of deposit	-	(2,200)	(2,200)
Net cash used in investing activities	(5,000)	(2,200)	(13,930)

Net Change in Cash	-	-	-

Cash and Cash Equivalents, Beginning	0	0	0

Cash and Cash Equivalents, Ending	$0	$0	$0

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$-	$-	$-
Cash paid during the year for income taxes	$-	$-	$-

See report of independent registered public accounting firm and accompanying notes to financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
Notes to Financial Statements

ORGANIZATION AND PRINCIPAL ACTIVITIES

LifeHealthCare, Inc. ("LHC" or the “Company”) was incorporated in the state of Delaware on August 29, 2002.  The Company has had no operations, no revenues and no employees. The Company has identified certain investments and is in the process of securing funds to acquire those investments and commence operations. The Company was acquired by Market & Research Corp. (formerly Cable & Co Worlwide, Inc.) in March 2006, and upon SEC approval LHC will be spun off and operate as a separate public entity that intends to be listed on the Bulletin Board. Each shareholder of Market will receive one share of the Company as a dividend. The Company will apply to use the symbol “LHCI”. The Company has not secured the necessary financing to commence operations. As a result of the spin off, the Company will now be solely responsible for establishing operations and no longer be part of Market & Research Corp.’s efforts. As a result of this change in ownership, the Company now qualifies to report as a development stage enterprise, retroactive to its date of incorporation.

The Market & Research Corp (“Market”) acquired all the outstanding stock of LifeHealthCare, Inc. (LHC) a Delaware corporation on March 28, 2006 in exchange of 4,000,000 shares of common stock. LHC’s value was estimated at $1,200,000 based on the market value of Market’s shares issued. There is no certainty that even with adequate financing, LHC will be able to commence operations or obtain profitable status.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and incorporate the following significant accounting policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company considers, when applicable, the fair value of the cash equivalents, receivables, accounts payable, accrued liabilities and due to officer to approximate carrying value based on the short term nature of the instruments.

Goodwill

The Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Other Intangible Assets. Goodwill and other intangible assets with indefinite lives must be tested for impairment on an annual basis. The Company performs this annual impairment test at fiscal year end for goodwill.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential goodwill impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value. SFAS 142 also requires the Company to compare the fair value of an intangible asset to its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized. Fair values for goodwill and other indefinite-lived intangible assets are determined based on discounted cash flows or market multiples as appropriate.

The Company's goodwill represents the excess acquisition cost over the fair value of the tangible and identified intangible net assets of LifeHealthCare, Inc. acquired in 2006. For the year ended September 30, 2007, the Company applied what it believes to be the most appropriate valuation methodology for the reporting unit. If the Company had utilized different valuation methodologies, the impairment test results could differ. Management determined that goodwill was fully impaired for the year ended September 30, 2007.

Intangible Assets

Intangible assets, excluding goodwill, are stated on the basis of cost and are amortized on a straight-line basis over estimated life of ten years. Intangible assets with indefinite lives are not amortized but are evaluated for impairment annually unless circumstances dictate otherwise. Management periodically reviews intangible assets for impairment based on an assessment of undiscounted future cash flows, which are compared to the carrying value of the intangible assets. Should these cash flows not equate to or exceed the carrying value of the intangible, a discounted cash flow model is used to determine the extent of any impairment charge required. For the years ended September 30, 2007 and 2006 the amortization expense on intangible assets amounted to $10,000 and $5,000, respectively and is related to the CE designation the Company has on its emergency dental kit. The patent costs relate to a patent application. The patent has not been granted. When the patent is granted, the amount will be amortized. If the application is denied, the amount will be written off.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment." This standard replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The standard requires companies to recognize all share-based payments to employees, including grants of employee stock options, in the financial statements based on their fair values on the grant date and is effective for annual periods beginning after June 15, 2005. There were no employee stock options granted, outstanding or vested in fiscal 2007 or 2006. Accordingly, the Company recognized expense of $0 for the year ended September 30, 2007 for employee stock options. Stock issued to non-employees is recorded at the time of issue based on trading value of the stock.

Income Taxes

The Company accounts for its income taxes using SFAS No. 109, “Accounting for Income Taxes”, which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Net Income (Loss) Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted net income per share is computed by dividing net income by the weighted average number of common shares outstanding and dilutive potential common shares which includes the dilutive effect of stock options and warrants. Dilutive potential common shares for all periods presented are computed utilizing the treasury stock method. There were no stock options or warrants outstanding during the reporting periods. There were no common stock equivalents outstanding during fiscal 2006 or fiscal 2007.

Capital Structure and Security Rights
Common Stock - The Company is authorized to issue 50,000,000 shares of common stock, par value $.001 per share. All common shares are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidations rights. Preferred Stock - The Company has authorization to issue 1,000,000 shares of preferred stock, par value $.001 per share.

Recently Issued Accounting Standards

In February 2006, the FASB issued SFAS Statement No. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS—AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140" ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "APPLICATION OF STATEMENT 133 TO BENEFICIAL INTERESTS IN SECURITIZED FINANCIAL ASSETS." This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard does not have a material effect on the Company's results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement does not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS 157"). While SFAS 157 formally defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements, it does not require any new fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is required to be adopted effective January 1, 2008 and the Company does not presently anticipate any significant impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106 AND 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the funded status of its defined benefit pension and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through other comprehensive income. The funded status of a plan is measured as the difference between plan assets at fair value and the benefit obligation, which is represented by the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans. SFAS 158 requires the recognition, as a component of other comprehensive income, net of tax, of the gains or losses and prior service costs or credits that arise during the period but are not recognized as a component of net periodic benefit cost in accordance with existing accounting principles.

Amounts required to be recognized in accumulated other comprehensive income, including gains and losses and prior service costs or credits are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of existing accounting principles. In addition, SFAS 158 requires plan assets and obligations to be measured as of the date of the employer's year-end statement of financial position as well as the disclosure of additional information about certain effects on net periodic benefit cost for the next fiscal year from the delayed recognition of the gains or losses and prior service costs or credits.

The Company is required to adopt those provisions of SFAS 158 attributable to the initial recognition of the funded status of the benefit plans and disclosure provisions as of December 31, 2006. Those provisions of SFAS 158 applicable to the amortization of gains or losses and prior service costs or credits from accumulated other comprehensive income to the net periodic benefit cost are required to be applied on a prospective basis effective January 1, 2007. The Company does not anticipate that the adoption of SFAS 158 will have any impact on its consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, or SFAS No. 141(R). This statement establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS No. 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS No. 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company will adopt this statement, as applicable on January 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements-An Amendment to Accounting Research Bulletin (“ARB”) No. 51”, or SFAS No. 160. This statement amends ARB No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). In addition, SFAS No. 160 also includes expanded disclosure requirements regarding interests of the parent and its non-controlling interest. The provisions of SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company will adopt this statement, as applicable, on January 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS 161 is not currently expected to have a material effect on the Company’s consolidated financial position, results of operations, or cash flows

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.” SAS No. 69 has been criticized because it is directed to the auditor rather than the entity. SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. Management does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. Management does not expect the adoption of this pronouncement to have material impact on its financial statements.

NOTE 3. GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed earlier, the Company is in the development stage and has no business operations of its own and no sources of revenues. The Company has suffered recurring losses, has accumulated deficit of approximately $1,194,000, current assets exceed current liabilities and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. It is management's plan to continue to implement their strategy to commence operations. With the commencement of operations, management believes they will generate sufficient funds to support operations. Officers will continue to support operations as needed for any shortfalls in cash flows.

NOTE 4. INTANGIBLE ASSETS

The components of amortized intangible asset as of September 30, 2007 and 2006 are as follows:

	2007	2006
CE Designation Gross Carrying Amount	$100,000	$100,000
Accumulated Amortization	(15,000)	(5,000)
Net Carrying Amount	$85,000	$95,000
Patent Cost	11,730	11,730
Total Net Carrying Amount	$96,730	$106,730

NOTE 5. ACQUISITION

On March 28, 2006, the Market acquired the Company from Martin Licht, a director and officer of the Company. The Company issued 4,000,000 shares of Common Stock at $.30 per share to Martin Licht, to acquire LHC.

The purchase price was allocated on the basis of the estimated fair values of the assets acquired and liabilities assumed which was $1,200,000. LHC has a product (an emergency dental kit) that is approved for sale in the European Union. The Company has determined that the life of the intellectual property is ten years, and has been amortizing the asset on a straight line basis over ten years. The acquisition was accounted for as a purchase.

Acquisition cost	$1,200,000

Net assets acquired:
Current assets	$10,639
Intellectual property	100,000
Patent	6,730

Total assets	117,369

Liabilities assumed	(86,658)

Net assets	30,711

Amount assigned to goodwill	$1,169,199

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company evaluates goodwill and intangible assets at least annually for impairment by analyzing the estimated fair value based on the present value of discounted cash flows compared to the net book value. The Company will write off the amount of any goodwill or intangible in excess of its fair value. Management reviewed the goodwill at September 30, 2007 and determined that it was fully impaired and consequently wrote off the entire balance of $1,169,199.

Intangible assets with a definite life are amortized over their legal or estimated useful lives, whichever is shorter. The Company reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include changes in technology, significant litigation or other items.

NOTE 6. RELATED PARTY TRANSACTIONS

Through March 31, 2008 and 2007, Martin Licht, an officer and director of the Company, has advanced the Company $81,799 to help pay for operating costs. These amounts are unsecured, non-interest bearing, and due on demand.

NOTE 7. INCOME TAXES

The Company has not filed tax returns since its inception in 2002. The Company has experienced only losses since 2002. After it files all its delinquent tax returns, the Company expects that it will have no material changes to unrecognized tax positions within the next twelve months. No tax asset has been recorded since the Company believes at this time it is more likely than not that that the amounts will not be realized. The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income taxes has been recorded due to the net operating loss carryforward of approximately $79,000 as of September 30, 2007 that will be offset against further taxable income. No tax benefit has been reported in the financial statements. Under the Internal Revenue Code, generally, expiration of net operating loss carryforwards are twenty-years from when such losses were derived. Additionally, limits may be imposed on the use of such losses based on certain factors, including, but not limited to, a change in stockholders.

Deferred tax assets and the valuation account as of September 30, 2007 and 2006 are as follows:

	2007	2006
Deferred tax asset:
Net operating loss carryforward	$79,000	$70,000
Valuation allowance	(79,000)	(70,000)
	$-	$-

The components of income tax expense are as follows:

	2007	2006
Current Federal Tax	$-	$-
Current State Tax	-	-
Change in NOL benefit	(31,000)	(28,000)
Change in allowance	31,000	28,000
	$-	$-

The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

	Expiration
Year of Loss	Amount	Date
2005	29,000	2025
2006	41,000	2026
2007	9,000	2027

NOTE 8.  COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

The Company has engaged New York University School of Dentistry to perform a test of the Company’s personal dental care lozenge product in a double blind study. The estimated total cost of the study is $135,000. The work on the study has not yet commenced.

From Inception through the spin off date, The Company has been/will be housed in the parent corporation’s (Market & Research Corp.) offices at no charge. Subsequent to the spin off date, the Company will share office space with Market & Research Corp. at an estimated cost of $3,500 per month.

NOTE 9.  SUBSEQUENT EVENTS

The parent of the Company, Market, has determined to distribute all of its shares of the Company to shareholders of record of Market as of April 21, 2008 and thereafter through the effectiveness of the spin-off. The spin-off is subject to the registration of the Company’s shares with the Securities and Exchange Commission. Each shareholder of Market will receive one share of the Company for each share of Market. The Board of Directors of the Company has also approved the issuance of  8,512,861 shares to consultants, directors and officers subject to the spin-off of the Company from Market.

LifeHealthCare, Inc.
(A Development Stage Corporation)
BALANCE SHEETS

	March 31, 2008 (unaudited)	September 30, 2007
ASSETS
Current Assets
	$-	$-
Total current assets	-	-

Other Assets
Deposit	2,200	2,200
Intellectual property, net of amortization	80,000	85,000
Patent related costs	11,730	11,730
Total Other Assets	$93,730	98,930
Total Assets	$93,930	$98,930

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued liabilities	$15,769	$11,506
Due to officer	81,779	81,779
Total Current Liabilities	97,548	93,285

Commitments and Contingencies	-	-

Shareholders’ (Deficit) Equity
Preferred Stock, $.001 par value; authorized 1,000,000 shares; no shares issued	-	-
Common stock, par value $.001, 50,000,000 shares authorized, 1,000 issued and outstanding	1	1
Additional paid-in capital	1,199,999	1,199,999
Deficit accumulated during development stage	(1,203,618)	(1,194,355)
Total Shareholders’ (Deficit) Equity	(3,618)	5,645
TOTAL LIABILITIES AND SHARHOLDERS’ (DEFICIT) EQUITY	$93,930	$98,930

The accompanying notes are an integral part of these financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		From Inception to March 31,
	2008	2007	2008
Revenues	$0	$0	$0
Amortization expense	2,500	2,500	20,000
Impairment loss	-	-	1,169,199
General & administrative expenses	4,263	0	83,618
Net loss before income tax	(6,763)	(2,500)	(1,272,817)

Provision for income taxes	-	-	-

Net loss	$(6,763)	$(2,500)	$(1,272,817)

Loss Per Share –
Basic and Fully Diluted:	$(0.68)	$(0.25)	$(1,272.82)

Weighted Average Common Stock Outstanding:
Basic and Fully Diluted:	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2007 AND 2006
AND THE DEVELOPMENT STAGE PERIOD (FROM INCEPTION TO March 31, 2008)
(UNAUDITED)

	Six Months Ended March 31,		From Inception to March 31,
	2008	2007	2008
Revenues	$0	$0	$0
Amortization expense	5,000	5,000	20,000
Impairment loss	-	-	1,169,199
General & administrative expenses	4,263	-	83,618
Net loss before income tax	(9,263)	(5,000)	(1,272,817)

Provision for income taxes	-	-	-

Net loss	$(9,263)	$(5,000)	$(1,272,817)

Loss Per Share –
Basic and Fully Diluted:	$(0.93)	$(0.50)	$(1,272.82)

Weighted Average Common Stock Outstanding:
Basic and Fully Diluted:	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
STATEMENTS OF CASH FLOW
YEAR ENDED SEPTEMBER 30, 2007
AND THE DEVELOPMENT STAGE PERIOD (FROM INCEPTION TO March 31, 2008)
(UNAUDITED)
	Six Months Ended March 31,		From Inception to March 31,
	2008	2007	2008
Cash flow from operating activities:
Net loss	$(9,263)	$(5,000)	$(1,272,817)
Adjustments to reconcile net (loss) to net cash
Used in operating activities:
Impairment loss - Goodwill	-	-	1,169,199
Amortization expense	5,000	5,000	20,000
Changes in assets and liabilities
Increase in accrued liabilities	4,263	-	15,769
Net Cash Used in Operating Activities	-	-	(67,849)

Cash flows from investing activities:
Payment of patent related costs	-	(5,000)	(11,730)
Payment of deposit	-	-	(2,200)
Net Cash Used in Investing Activities	-	(5,000)	(13,930)

Cash flows from financing activities:
Proceeds from officer	-	5,000	81,779
Net Cash Provided by Financing Activities	-	5,000	81,779

Net change in cash	0	0	0
Cash, beginning of period	0	0	0
Cash, end of period	$0	$0	$0

Supplemental cash flow information:
Cash paid for income tax	$0	$0	$0
Cash paid for interest	$0	$0	$0

The accompanying notes are an integral part of these financial statements

LifeHealthCare, Inc.
(A Development Stage Corporation)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

1. FINANCIAL INFORMATION

LifeHealthCare, Inc. ("LHC" or the “Company”) was incorporated in the state of Delaware on August 29, 2002. The Company has had no operations, no revenues and no employees. The Company has identified certain investments and is in the process of securing funds to acquire those investments and commence operations. The Company was acquired by Market & Research Corp. (formerly Cable & Co Worlwide, Inc.) in March 2006, and upon SEC approval LHC will be spun off and operate as a separate public entity that intends to be listed on the Bulletin Board. The Company will apply to use the symbol “LHCI”. The Company has not secured the necessary financing to commence operations. As a result of the spin off, the Company will now be solely responsible for establishing operations and no longer be part of Market & Research Corp.’s efforts. As a result of this change in ownership, the Company now qualifies to report as a development stage enterprise, retroactive to its date of incorporation. The Market & Research Corp (“Market”) acquired all the outstanding stock of LifeHealth Care, Inc. (LHC) a Delaware corporation on March 28, 2006 in exchange of 4,000,000 shares of common stock. LHC’s value was estimated at $1,200,000 based on the market value of Market’s shares issued.

The Market & Research Corp (“Market”) acquired all the outstanding stock of LifeHealth Care, Inc. (LHC) a Delaware corporation on March 28, 2006 in exchange of 4,000,000 shares of common stock. LHC’s value was estimated at $1,200,000 based on the market value of Market’s shares issued. There is no certainty that even with adequate financing, LHC will be able to commence operations or obtain profitable status.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses, has an accumulated deficit of approximately $1,203,000, current liabilities exceed current assets and the Company is dependent upon financing to continue operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  It is management's plan to continue to implement their strategy to commence operations. With the commencement of operations, management believes they will generate sufficient funds to continue operations.  Officers will continue to support operations as needed for any shortfalls in cash flows.

3. BASIS OF PREPARATION

The unaudited financial statements include all the accounts of the Company.

The financial statements, footnote disclosures and other information normally included in financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements contained in this report are unaudited but, in the opinion of the Company, reflect all adjustments, consisting of only normal recurring adjustments necessary to fairly present the financial position as of March 31, 2008 and the results of operations and cash flows for the interim periods of the fiscal year ending September 30, 2008 ("fiscal 2008") and the fiscal year ended September 30, 2007 ("fiscal 2007") presented herein. The results of operations for any interim period are not necessarily indicative of results for the full year.

NET INCOME OR LOSS PER SHARE

Basic net income or loss per share is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per share is computed by dividing net income or loss by the weighted average number of common shares outstanding and dilutive potential common shares reflecting the dilutive effect of stock options and warrants. Dilutive potential common shares, stock options and warrants for all periods presented are computed utilizing the treasury stock method, unless the effect of such equivalent shares was anti-dilutive. The Company had no outstanding options or warrants at March 31, 2008.

	Loss	Shares	Per Share
	(Numerator)	Denominator	Amount
For the three months ended March 31, 2008:
(Loss) to common stockholders	$(6,763)	1,000	$(0.00)
For the three months ended March 31, 2007:
(Loss) to common stockholders	$(2,500)	1,000	$(0.00)

	Loss	Shares	Per Share
	(Numerator)	Denominator	Amount
For the six months ended March 31, 2008:
(Loss) to common stockholders	$(9,263)	1,000	$(0.00)
For the six months ended March 31, 2007:
(Loss) to common stockholders	$(5,000)	1,000	$(0.00)

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” This standard replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (‘APB’) Opinion No. 25, “Accounting for Stock Issued to Employees.” The standard requires companies to expense the fair value of stock option on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to July 1, 2005, was required to be recognized by the Company. The Company has not issued any stock based compensation.

4. RELATED PARTY TRANSACTIONS

Through March 31, 2008, Martin Licht, an officer and director of the Company, has advanced the Company $81,799 to help pay for operating costs. This amount is unsecured, non-interest bearing, and is due on demand.

5. INTANGIBLE ASSETS

The components of amortized intangible asset as of March 31, 2008 is as follows:

2008
CE Designation Gross Carrying Amount	$100,000
Accumulated Amortization	(20,000)
Net Carrying Amount	$80,000
Patent and CE related expenses	11,730
Total Net Carrying Amount	$91,730

Amortization expense for intangible assets was $5,000 and $2,500 for the six and three months ended March 31, 2008 and 2007, respectively. The CE and patent costs relate to application costs. Neither the CE designation nor the patent has been granted. When either is granted, the amount will be amortized. If either application is denied, the amount will be written off.

6. ACQUISITION

On March 28, 2006, the Market acquired all of the Company’s stock from Martin Licht, a director and officer of the Company. The Company issued 4,000,000 shares of Common Stock at $.30 per share to Martin Licht, to acquire LHC.

The purchase price was allocated on the basis of the estimated fair values of the assets acquired and liabilities assumed which was $1,200,000. LHC has a product (an emergency dental kit) that is approved for sale in the European Union. The Company has determined that the life of the intellectual property is ten years, and has been amortizing the asset on a straight line basis over ten years. The acquisition was accounted for as a purchase.

Acquisition cost	$1,200,000

Net assets acquired:
Current assets	$10,639
Intellectual property	100,000
Patent	6,730

Total assets	117,369

Liabilities assumed	(86,658)

Net assets	30,711

Amount assigned to goodwill	$1,169,199

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company evaluates goodwill and intangible assets at least annually for impairment by analyzing the estimated fair value based on the present value of discounted cash flows compared to the net book value. The Company will write off the amount of any goodwill or intangible in excess of its fair value. Management reviewed the goodwill at September 30, 2007 and determined that it was fully impaired and consequently wrote off the entire balance of $1,169,199.

Intangible assets with a definite life are amortized over their legal or estimated useful lives, whichever is shorter. The Company reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include changes in technology, significant litigation or other items.

7. TAXES

Effective October 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During the three months ended March 31, 2008, the Company recognized no adjustments for uncertain tax benefits. The Company recognizes interest and penalties, if any, related to uncertain tax positions in selling, general and administrative expenses. No interest and penalties related to uncertain tax positions were accrued at March 31, 2008.

Income taxes are computed using the asset and liability method of accounting. Under the asset and liability method, a deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carryforwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence, it is more likely than not such benefits will be realized. The Company’s deferred tax assets were fully reserved at March 31, 2008.

The Company has not filed tax returns since its inception in 2002. The Company has experienced only losses since 2002. After it files all its delinquent tax returns, the Company expects that it will have no material changes to unrecognized tax positions within the next twelve months.

Upon filing its tax returns, the Company will have net operating loss carryforwards of approximately $83,000 available to offset taxable income through the year 2028.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $33,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a valuation allowance of $33,000 at March 31, 2008.

8. COMMITMENTS

The Company has engaged New York University School of Dentistry to perform a test of the Company’s personal dental care lozenge product in a double blind study. The estimated total cost of the study is $135,000. The work on the study has not yet commenced.

From Inception through the spin off date, The Company has been/will be housed in the parent corporation’s (Market & Research Corp.) offices at no charge. Subsequent to the spin off date, the Company will share office space with Market & Research Corp. at an estimated cost of $3,500 per month.

9. SUBSEQUENT EVENT

The parent of the Company, Market, has determined to distribute all of its shares of the Company to shareholders of record of Market as of April 21, 2008 and thereafter through the effectiveness of the spin-off. The spin-off is subject to the registration of the Company’s shares with the Securities and Exchange Commission. Each shareholder of Market will receive one share of the Company for each share of Market. The Board of Directors of the Company has also approved the issuance of  8,512,861 shares to consultants, directors and officers subject to the spin-off of the Company from Market.